Exhibit 10.56

                     AMENDMENT NO. 1 TO NOVA BUILDING LEASE
                           DATED AS OF MARCH 28, 2001
                                 BY AND BETWEEN
                SAMUEL C. POWELL AND KAREN G. POWELL ("LANDLORD")
                                       AND
                        MEDTOX SCIENTIFIC, INC ("TENANT")


     THIS AMENDMENT is made and entered into effective the 1st day of April, 2001 by and between SAMUEL C. POWELL and KAREN G. POWELL, individual residents of the State of North Carolina (hereinafter referred to collectively as "Landlord"), and MEDTOX SCIENTIFIC, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                    RECITALS

     WHEREAS, Landlord and Tenant entered Lease of property commonly known as the "Nova Building" on March 28, 2001; and

     WHEREAS, said Lease provided in Paragraph 4.03 that Tenant may elect to have Landlord pay up to $600,000 for improvements to the Demised Premises and that to the extent that Landlord should advance such funds, Tenant would repay such advance by an increase in the Monthly Rental due under the Lease. The increase in the Monthly Rental shall be an amount sufficient to amortize the principle of such an advance, on a monthly basis, over 10 years at annual interest rate of 9.5%; and

     WHEREAS, Landlord has to date advanced $300,000 to Tenant for such improvements by a virtue of a Promissory Note dated February 2001 a copy of which is attached hereto as Exhibit "A"; and

     WHEREAS, the Parties now wish to amend the Lease to increase the Monthly Rental by an amount sufficient to amortize the $300,000 advance as set forth above and to cancel the Promissory Note.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Except as otherwise expressly provided for herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Lease.

     2. Except as specifically provided for in this Amendment, the Lease shall remain in full force and effect in accordance with its original terms and conditions.

     3. Effective as of April 1, 2001 the Monthly Rental shall be increased by $3,881.93 which is the amount sufficient to amortize the $300,000 advanced by Landlord to Tenant to fund improvements on the Premises on a monthly basis over a 10 year term. Any unpaid balance remaining on the $300,000 advance upon the expiration of the Initial Term or early termination of the

     Lease shall be paid within 7 days following such expiration or termination as provided in Paragraph 4.03 of the Lease.

     4. Effective as of the date hereof the Promissory Note shall be null and void and of no effect.

     5. This Amendment may be executed in a number of identical counterparts, and in telecopy or facsimile transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment , but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

DATED EFFECTIVE: April 1, 2001

AS TO Landlord:                            LANDLORD:

Signed, sealed and delivered in the
presence of:
                                           ____________________________(SEAL)
                                           Samuel C. Powell

________________________________
[Unofficial Witness]
                                           ____________________________(SEAL)
________________________________           Karen G. Powell
[Witness] [Notary Public]

(Affix seal and date of expiration
of commission)



AS TO Tenant:                              TENANT:

Signed, sealed and delivered in the
presence of:                               MEDTOX SCIENTIFIC, INC.,
                                           a Delaware corporation

                                           By:______________________________
________________________________                 Name: James Lockhart
[Unofficial Witness]                             Title: VP Fin. and Admin.

________________________________
[Witness] [Notary Public]

(Affix seal and date of expiration of
commission)

                                   EXHIBIT "A"

                                 PROMISSORY NOTE



$ 300,000                                                  St Paul, Minnesota
"LOAN AMOUNT"                                                 February 2001


     FOR VALUE RECEIVED, the undersigned, METOX Diagnostics, Inc. and MEDTOX Scientific, Inc.(herein after collectively the "Borrower") do hereby jointly and severely promise to pay to the order of Samuel C. Powell ("Powell "), an individual residing in the state of North Carolina, the entire LOAN AMOUNT and all accrued interest thereon. Payment of the LOAN AMOUNT and all accrued interest thereon shall be made at such place as the holder of this Note may designate from time to time.


     Interest shall be computed on the basis of actual days elapsed in a year of three hundred sixty (365) days and shall be paid monthly on the unpaid principal balance hereof at an annual rate of nine and one-half percent ( 9.5%).


     Interest only shall be payable monthly on this NOTE until the earlier of March 31, 2001 or the execution of a 10 year lease between MEDTOX Diagnostics, Inc and Powell for the facility located at 1238 Anthony Road in Burlington, North Carolina. If no such lease has been executed by March 31, 2001, the entire LOAN AMOUNT and all accrued and unpaid interest shall immediately due and payable. If such lease has been executed on or before March 31, 2001 then commencing with the first month of such lease the entire LOAN AMOUNT and all accrued interest shall be paid in 120 equal monthly installments as an addition to the lease payments made each month by MEDTOX Diagnostics, Inc to Powell under said lease. All payments hereunder shall first be applied to accrued interest and the remainder shall be applied to reduction of principal. The indebtedness evidenced by this Note may be prepaid at any time without penalty. Any prepayments shall be applied first to accrued interest and the balance to principal, and shall not postpone the due date of any subsequent monthly installments or reduce the required amount thereof.

     In the event the principal of or interest on this Note, or any part thereof, is not paid when due, at maturity or upon acceleration, or Borrower otherwise defaults in its obligations under this Note and this Note is placed in the hands of an attorney for collection, Borrower, its successors and assigns, will repay on demand all costs and expenses of collection so incurred, including reasonable attorneys' fees, whether or not suit or legal proceeding is actually commenced for the collection thereof.

     Presentment, notice of dishonor, and protest are hereby waived by the Borrower. This Note may not be modified orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

("BORROWER")

MEDTOX Diagnostics, Inc.


BY: ____________________

 ITS: ______________

And


MEDTOX Scientific, Inc.

BY: ____________________

 ITS: ______________